Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cimetrix Incorporated:

We consent to the incorporation by reference in Registration Statement No. 333-118624 on Form S-8 of our report dated March 24, 2006, relating to the consolidated financial statements of Cimetrix, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Cimetrix, Inc. and subsidiaries for the years ended December 31, 2005 and 2004.

/s/TANNER LC
TANNER LC

Salt Lake City, Utah
March 27, 2007